Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT
The chart below lists significant subsidiaries of VeriFone Systems, Inc. as of October 31, 2014.

Legal Name	State or Jurisdiction of Incorporation or Organization
VeriFone Intermediate Holdings, Inc.	Delaware
VeriFone, Inc.	Delaware
VeriFone International Holdings, Inc.	Delaware
VeriFone Media, LLC (formerly known as, Clear Channel Media LLC)	Delaware
Hypercom Corporation	Delaware
VeriFone Australia (HAPL) Pty. Ltd. (formerly known as, Hypercom Australia Pty Ltd)	Australia
VeriFone Systems Australia Pty. Ltd.	Australia
VeriFone Electronic (Beijing) Co., Ltd.	China
VeriFone Systems (China), Inc.	China
VeriFone Singapore Pte. Ltd.	Singapore
VeriFone Bermuda Holdings, L.P.	Bermuda
Point Transaction Systems A/S	Denmark
Point Transaction Systems Oy	Finland
Hypercom France SARL	France
VeriFone Systems France SAS	France
Point Transaction Systems SAS	France
VeriFone Holding GmbH (formerly known as, Hypercom Holdings GmbH)	Germany
VeriFone GmbH (formerly known as, Hypercom GmbH)	Germany
VeriFone Israel Ltd.	Israel
VeriFone Italia S.r.l.	Italy
VeriFone Systems International, Ltd.	Labuan
VeriFone Luxembourg S.a r.l.	Luxembourg
Hong Kong Branch of VeriFone Luxembourg S.a r.l.	Hong Kong
VeriFone New Zealand	New Zealand
EFTPOS New Zealand Limited	New Zealand
Hypercom EMEA, Inc.	Arizona
Point International AS	Norway
Point Transaction Systems AS	Norway
VeriFone Africa (Pty) Ltd (formerly known as, Destiny Electronic Commerce Pty Ltd)	South Africa
VeriFone Systems Spain SLU (formerly known as, Lipman Ingenieria Electrica SLU)	Spain
Hypercom Financial Terminals AB	Sweden
VeriFone Nordic AB	Sweden
Electronic Transaction Group Nordic Holding AB	Sweden
Electronic Transaction Group Nordic AB	Sweden
Point Transaction Systems AB	Sweden
Babs Paylink AB (51% owned)	Sweden
VeriFone Elektronik ve Danismanlik Ltd. Sti.	Turkey
VeriFone Services UK & Ireland Ltd. (formerly known as, Commidea Ltd.)	United Kingdom
VeriFone (U.K.) Limited	United Kingdom
VeriFone do Brasil Ltda.	Brazil
Empresa Brasileira Industrial, Comercial e Servicos Ltd.	Brazil
Lipman do Brasil Comercio Ltda	Brazil
VeriFone S.A. de C.V.	Mexico